Important Notice Concerning Pending Blackout Period Under The
NewAlliance Bank 401(k) Plan

TO:	Board of Directors
NewAlliance Bancshares, Inc.

FROM:	David K. McDowell
Senior Vice President and Director of Human Resources
NewAlliance Bank

DATE:	March 3, 2011

RE:	Blackout Period

This notice is to inform you that the NewAlliance Bank 401(k) Plan (the “401(k) Plan”) will enter into a blackout period in connection with the merger (the “Merger”) of NewAlliance Bancshares, Inc. with and into First Niagara Financial Group, Inc. (“FNFG”).  During the blackout period, participants in the 401(k) Plan temporarily will be unable to (1) make exchanges into or out of their investment in the NewAlliance Bancshares, Inc. (“NewAlliance”) common stock investment fund (the “NewAlliance Stock Fund”) under the 401(k) Plan, (2) take distributions of money invested in the NewAlliance Stock Fund, except to a limited extent with respect to those participants whose employment has already terminated and who submit a distribution election no later than March 31, 2011, or (3) take a loan with respect to any portion of the participant’s account balance invested in the NewAlliance Stock Fund.  The blackout period will not affect the other investment options under the 401(k) Plan, as participants will continue to be able to direct and diversify their monies invested in the other investment options available under the 401(k) Plan in accordance with the terms of the 401(k) Plan.

Concurrently with this Notice of Blackout Period, a 401(k) Plan Merger Consideration Election Form (the “Election Form”) is being distributed to participants in the 401(k) Plan.  In connection with the Merger, if a portion of a participant’s account balance is invested in the NewAlliance Stock Fund, then each unit representing a share of NewAlliance common stock held in the NewAlliance Stock Fund will be exchanged for either $14.28 in cash, 1.10 shares of FNFG common stock for each share of NewAlliance common stock (subject to adjustment), or a combination of cash and FNFG shares, as the participant may elect in his or her discretion by completing and timely returning the Election Form to USI Consulting Group (“USI”), subject to the proration and adjustment procedures set forth in the merger agreement.  Participants who are invested in the NewAlliance Stock Fund and who wish to make an election with respect to the form of merger consideration to be received should complete and return the Election Form to USI so that it is received by USI no later than March 31, 2011.

The blackout period for 401(k) Plan participants is currently scheduled to begin on Friday, April 1, 2011, at 4:00 p.m., Eastern Standard Time, and continue until such time as USI has completed processing the Election Forms.  The blackout period is expected to end on or about Monday, May 2, 2011.  In the event there is a change in the length of the blackout period, an updated blackout notice explaining the reasons for the change and identifying all material changes in the information contained in this original notice will be issued to participants in the 401(k) Plan.

A separate notice as to how the blackout period restricts the ability of directors and executive officers of NewAlliance and NewAlliance Bank to purchase, sell or transfer the shares of NewAlliance common stock is being sent to each of the directors and executive officers.

If you have any additional questions about the blackout period, please call me at (203) 789-2696 or send an email to me at dmcdowell@newalliancebank.com.

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Important Notice Concerning Limitations on
Trading in NewAlliance Bancshares, Inc. Equity Securities

TO:	Executive Officers and Directors of NewAlliance Bancshares, Inc. and NewAlliance Bank
FROM:	Judith E. Falango, Corporate Secretary, NewAlliance Bancshares, Inc.
DATE:	March 3, 2011
RE:	Blackout Period Notice

1.
As you may know, a “blackout period” will be imposed under the NewAlliance Bank 401(k) Plan (the “401(k) Plan”).  This blackout period, described in more detail below, is necessary in order to provide USI Consulting Group (“USI”) sufficient time to process the merger consideration election form (the “Election Form”) being distributed to the participants in the 401(k) Plan with respect to investments in the common stock fund (the “NewAlliance Stock Fund”) of NewAlliance Bancshares, Inc. (“NewAlliance”).  In connection with the merger (the “Merger”) of NewAlliance with and into First Niagara Financial Group, Inc. (“FNFG”), each unit representing a share of NewAlliance common stock held in the NewAlliance Stock Fund will be exchanged for either $14.28 in cash, 1.10 shares of FNFG common stock for each share of NewAlliance common stock (subject to adjustment), or a combination of cash and FNFG shares, as the participant may elect in his or her discretion by completing and timely returning the Election Form to USI, subject to the proration and adjustment procedures set forth in the merger agreement.  Under the Sarbanes-Oxley Act of 2002 and SEC Regulation BTR, the executive officers and directors of NewAlliance and NewAlliance Bank will generally be prohibited from engaging in transactions involving NewAlliance equity securities (including options, restricted stock awards and other derivatives based on NewAlliance common stock) during this blackout period, other than acquisitions or dispositions in connection with the completion of the Merger.  In addition, you will also be required to otherwise comply with NewAlliance’s insider trading policy.

2.
The blackout period for the 401(k) Plan is scheduled to begin on Friday, April 1, 2011, at 4:00 p.m., Eastern Standard Time, and is expected to end on the date the merger is completed for purposes of Regulation BTR, as NewAlliance will no longer be an issuer after such date for purposes of Regulation BTR.  The Merger is currently expected to close on April 15, 2011, which date is subject to change.   The blackout period will be lifted promptly if the Merger is terminated for any reason, or could be extended if necessary. We will notify you of any changes that affect the dates of the blackout period.  In addition, you can confirm the status of the blackout period by calling the Human Resources hotline at (203) 784-5036 or by sending an email to hr@newalliancebank.com.

3.
As a result of the Merger and the processing of the Election Forms by USI, participants in the 401(k) Plan will be temporarily unable to (1) make exchanges into or out of the NewAlliance Stock Fund under the 401(k) Plan, (2) take distributions of money invested in the NewAlliance Stock Fund, except to a limited extent with respect to those participants whose employment has already terminated and who submit a distribution election no later than March 31, 2011, and (3) take a loan with respect to any portion of the participant’s account balance that is invested in the NewAlliance Stock Fund, with the blackout period for 401(k) participants expected to continue until on or about May 2, 2011.

4.
Generally, during the blackout period, you are prohibited from directly or indirectly purchasing, selling or otherwise transferring any equity security of NewAlliance that you acquired in connection with your service as an executive officer or director, other than acquisitions or dispositions in connection with the completion of the Merger.  “Equity securities” are defined broadly to include options and other derivatives.  Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest.

5.
The prohibition covers securities acquired “in connection with service or employment as a director or executive officer.”  This includes, among other things, securities acquired under a compensatory plan or contract (such as under a stock option, a restricted stock grant or shares acquired under any retirement or deferred compensation plan), as a direct or indirect inducement to employment or joining the Board of Directors, in transactions between you and NewAlliance, and as shares necessary to qualify as a director or to satisfy minimum ownership requirements or guidelines. Securities acquired outside of an individual’s service as a director or executive officer (such as shares acquired when the person was an employee but not yet an executive officer) are not covered.  However, if you hold both covered shares and non-covered shares, any shares that you sell will be presumed to come first from the covered shares unless you can identify the source of the sold shares and show that you use the same identification for all related purposes (such as tax reporting and disclosure requirements).

6.	The following are examples of transactions that you may not engage in during the blackout period, other than acquisitions or dispositions in connection with the completion of the Merger:

➢	Exercising stock options granted to you in connection with your service as a director or executive officer;

➢	Selling NewAlliance stock that you acquired by exercising options; and

➢	Selling NewAlliance stock that you originally received as a restricted stock grant.

7.	There are certain exemptions, including:

➢
Purchases or sales under 10b5-1(c) trading plans (so long as you do not make or modify your election during the blackout period or at a time when you are aware of the actual or approximate dates of the blackout period); and

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➢	Bona fide gifts, bequests and transfers pursuant to domestic relations orders.

8.	If you engage in a transaction that violates these rules, you can be required to disgorge your profits from the transaction, and you are subject to civil and criminal penalties.

The rules summarized above are complex, and the criminal and civil penalties that could be imposed upon executive officers and directors who violate them could be severe.

We therefore request that you contact David K. McDowell at dmcdowell@NewAllianceBank.com, or by calling him at (203) 789-2696 before engaging in any transaction involving NewAlliance stock or derivatives based on NewAlliance stock during the blackout period, or if you believe that any such transaction in which you have a pecuniary interest may occur during the blackout period.

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